CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

                                   LEXON, INC.
                        384,000 Shares at $1.50 per Share

      Lexon, Inc. ("Lexon") is offering 384,000 shares ("Shares") of its Common Stock, par value $0.001 per share, to qualified investors acceptable to Lexon in its sole discretion, for $1.50 per share. The Common Stock of Lexon is trading in the Over the Counter Market under the symbol "LXXN". Lexon is a development stage company that owns an exclusive license to manufacture and market the Ebaf AssayTM, a blood test that screens for colon cancer and certain types of ovarian and testicular cancer. The Offering is made in reliance upon an exemption from registration provided by Regulation D, Rule 504 of the Securities and Exchange Commission. There is no assurance that a liquid market for the shares will develop or, if developed, that it will be maintained. Consequently, a purchaser of the Shares may be unable to sell the Shares when desired and may have to hold the Shares indefinitely.

     INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. A PROSPECTIVE PURCHASER MAY LOSE HIS TOTAL INVESTMENT. SEE "RISK FACTORS" AND "DILUTION". -------------------------

     THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY, NOR HAS THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                       Estimated    Net Proceeds
                                    Purchase              Broker         to the
                                       Price     Commissions(1(2)     Company(3)

 Per Share.....................        $1.50                $0.30         $1.20

 Total.........................     $576,000             $115,200      $460,800


                        (See footnotes on following page)

                                   LEXON, INC.
                        8908 South Yale Avenue, Suite 409
                              Tulsa, Oklahoma 74137
                            Telephone (918) 492-4125
                               Fax (918) 492-2560

               The date of this Offering Memorandum is January 18, 1999.

Footnotes from previous page

(1) No commissions will be paid in connection with sales made directly by the officers and directors of Lexon. However, Shares may be sold by broker-dealers and members of the National Association of Securities Dealers, Inc. With respect to these sales, a commission of 10% will be paid. Additional compensation in the form of (a) a non-accountable expense allowance equal to 6% of the gross proceeds from sales made by such persons and (b) a due diligence fee of 4% of the gross proceeds may also be paid. The table assumes all Shares will be sold through such persons.

(2) Lexon has entered into a non-exclusive investment banking agreement with RichMark Capital Corporation ("RichMark") pursuant to which RichMark has agreed to provide advice, consulting services and finder's services to Lexon in exchange for a 10% commission, 6% due diligence fee and 4% unallocated expenses. In addition, a shareholder of Lexon who is not an affiliate of Lexon has agreed to sell to RichMark Capital Corporation 300,000 shares of Lexon Common Stock for $0.001 per share if RichMark introduces and places investors of Lexon and Lexon receives from those persons at least $500,000 gross from the sale of Lexon Common Stock by March 31, 1999.

(3) Before deducting expenses payable by Lexon in connection with this Offering estimated at $20,000. These expenses relate primarily to filing fees, printing, legal and accounting expenses.




                                LEXON HIGHLIGHTS

     In June, 1998, Lexon raised $250,410 through the sale of 125,205 shares of Common Stock at $2.00 per Share, pursuant to an Offering dated May 18, 1998. Since then, the following events have occurred:

     1. Gentest, Inc. merged into Lexon, Inc. on July 8, 1998, and Lexon paid $471,500 to complete the merger.

     2. Lexon secured a License Agreement with North Shore University Hospital covering the Ebaf Assay screening test development by Dr. Siamek Tabibzadeh.

     3. Lexon completed an audit of its financial statements as of July 31, 1998.

     4. Lexon filed its application under Rule 15(c) 2-11 seeking authority to allow its Common Stock to trade in the Over the counter market.

     5. Lexon Common Stock was approved for trading on October 27, 1998. Lexon's stock symbol is "LXXN".

     6. Lexon has been advised by officials at USF that the U.S. Patent and Trademark Office has verbally advised that its patent application covering the cancer screening process will be issued by the first quarter of 1999.

     7. Lexon has learned, but not confirmed, that it is likely that no FDA approval will be required for the commercial sale of the test kit developed by Dr. Tabibzadeh to be used by medical laboratories. If true, the test kit could be available commercially by early 2000.

     8. In 1998, Lexon sold 125,205 shares of its Common Stock for $2.00 per share and 39,416 shares of its Common Stock for $3.00 per share. All numbers of shares have been adjusted to assume all such sales were at $1.50 per share.

     THE INFORMATION CONTAINED IN THIS OFFERING MEMORANDUM IS PROVIDED BY LEXON, INC. SOLELY FOR THE PERSONS RECEIVING IT, AND REPRODUCTION OR DISTRIBUTION TO OTHERS, IN WHOLE OR IN PART, IS PROHIBITED WITHOUT LEXON'S PRIOR WRITTEN CONSENT.

     THE  SHARES  ARE  BEING   OFFERED   SUBJECT  TO  PRIOR  SALE,   WITHDRAWAL,
CANCELLATION OR MODIFICATION WITHOUT NOTICE AND FURTHER CONDITIONS SET FORTH HEREIN.

     INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" FOR A DISCUSSION OF THOSE MATTERS THAT MANAGEMENT BELIEVES PRESENT THE MOST SUBSTANTIAL RISKS TO AN INVESTOR IN THIS OFFERING.

     THERE IS NO PUBLIC OR OTHER MARKET FOR THE SHARES OFFERED HEREBY, NOR IS THERE ANY ASSURANCE THAT SUCH A MARKET WILL EVER DEVELOP. FOR THIS REASON AND BECAUSE THE SHARES HAVE NOT BEEN REGISTERED UNDER APPLICABLE SECURITIES LAWS, AN INVESTOR WILL BE REQUIRED TO RETAIN OWNERSHIP OF THE SHARES ACQUIRED HEREUNDER AND BEAR THE ECONOMIC RISK OF HIS INVESTMENT FOR AN INDEFINITE PERIOD.

     THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY LEXON, ITS MANAGEMENT, AUTHORIZED REPRESENTATIVES OR ANY OTHER PERSON IN ANY JURISDICTION IN WHICH AN OFFERING OR SOLICITATION IS UNLAWFUL OR UNAUTHORIZED.

     THIS MEMORANDUM IS INTENDED TO FURNISH INFORMATION TO THE PROPOSED INVESTOR WITH RESPECT TO THE INVESTMENT DESCRIBED. IN CONSIDERING THIS INVESTMENT, EACH PROPOSED INVESTOR MUST EVALUATE FOR HIMSELF OR HERSELF ITS MERITS AND RISKS OR RETAIN THE SERVICES OF ANOTHER PERSON WHO HAS SUFFICIENT KNOWLEDGE AND EXPERTISE TO EVALUATE SUCH MERITS AND RISKS. LEXON RESERVES THE RIGHT, IN ITS SOLE DISCRETION, TO ACCEPT OR REJECT ANY SUBSCRIPTIONS TO PURCHASE SHARES OFFERED HEREBY AND RESERVES THE RIGHT TO TERMINATE THIS OFFERING AT ANY TIME.

     EXCEPT AS SET FORTH UNDER "ADDITIONAL INFORMATION", NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR FURNISH ANY INFORMATION CONCERNING
LEXON OR THE SHARES OFFERED HEREBY OTHER THAN THE REPRESENTATIONS AND INFORMATION SET FORTH IN THIS MEMORANDUM, AND IF MADE OR FURNISHED, SUCH OTHER REPRESENTATIONS OR INFORMATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY LEXON. LEXON SHALL MAKE AVAILABLE TO EACH PROSPECTIVE INVESTOR, OR THE INVESTOR'S REPRESENTATIVE, DURING THIS OFFERING AND PRIOR TO THE SALE OF ANY SHARES, ALL INFORMATION WHICH MAY BE DEEMED RELEVANT TO THIS OFFERING OR NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED HEREIN, AND LEXON SHALL PROVIDE ALL PROSPECTIVE INVESTORS THE OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM LEXON CONCERNING ANY ASPECT OF THE OFFERING AND AN INVESTMENT IN THE SHARES.

                                TABLE OF CONTENTS



SUMMARY OF THE OFFERING.....................................................5


USE OF PROCEEDS.............................................................6


LEXON.......................................................................6


MARKET AND INDUSTRY INFORMATION.............................................8


DILUTION................................................................... 9

DIRECTORS, OFFICERS AND KEY EMPLOYEES......................................10


PRINCIPAL SHAREHOLDERS.....................................................11


CERTAIN TRANSACTIONS.......................................................11


DESCRIPTION OF SECURITIES..................................................12


PLAN OF DISTRIBUTION.......................................................12


ADDITIONAL INFORMATION.....................................................13


FINANCIAL INFORMATION......................................................14


RISK FACTORS...............................................................20


SUBSCRIPTION AGREEMENT.....................................................23


EXHIBIT A:  RESUME OF DR. TABIBZADEH

                             SUMMARY OF THE OFFERING

     The following summary is qualified in its entirety by reference to the more detailed information and financial statements appearing elsewhere in this Offering Memorandum. Each prospective investor is urged to read this Offering Memorandum in its entirety before making a decision to invest in the Shares offered hereby.

     Lexon. Lexon, Inc., an Oklahoma corporation ("Company"), is a development stage corporation organized in December, 1997. Lexon owns an exclusive worldwide license to develop, manufacture, obtain FDA approval for, if required, and market the Ebaf AssayTM, a blood test which allows for early, non-invasive detection of colon cancer and certain types of ovarian and testicular cancers. The Ebaf Assay is the only known blood test to screen for colon cancer. There is no assurance that the Ebaf Assay, if successfully developed, will receive FDA approval, if required, or will be accepted in the medical marketplace.

     The Offering. The offering is intended to comply with Rule 504 of SEC Regulation D. Lexon is offering 384,000 Shares of its Common Stock at a price of $1.50 per Share on a "best efforts basis". The Offering shall be open for a period of thirty (30) days unless all 384,000 Shares are sold earlier or the Offering is otherwise extended or terminated by Lexon.

     Use of Proceeds. Lexon intends to use the net proceeds of this Offering to pay indebtedness of approximately $260,000 and for general working capital purposes. (See "Use of Proceeds").

     Risk Factors. Investment in the Shares offered hereby is speculative and involves a high degree of risk and immediate dilution and should not be purchased by any investor who cannot afford the loss of the entire investment. Each prospective investor should carefully consider the significant risk factors inherent in and affecting the business of Lexon and this Offering. (See "Risk Factors").

     Summary Financial Information. The financial information set forth below is from the unaudited balance sheet of Lexon appearing elsewhere in this Offering Memorandum. See "Financial Information". Such information should be read in conjunction therewith.


                                                                     As Adjusted
                                                                        for this
     Balance Sheet Data                                             Offering and
                                             December 31, 1998    Application of
                                                   (Unaudited)      Proceeds (1)
                                          --------------------------------------

     Total Assets  .........................         $514,403          $694,746
     Total Liabilities......................         $260,457                $0
     Working Capital   .....................        $(218,304)         $222,496
     Total Stockholders' Equity.............         $253,946          $694,746

(1) Assumes maximum net proceeds from this Offering of $440,800 and payment of $260,457 in liabilities of Lexon.

                                 USE OF PROCEEDS

     Lexon estimates the maximum net proceeds of this Offering to be $440,800, after deducting the maximum estimated broker commissions, non-accountable expenses and due diligence fees of $115,200 and the estimated printing, legal and accounting expenses of $20,000. Lexon expects to use the net proceeds of this Offering in substantially the following manner:

                                                                       Amount
                                                                    ------------

Payment of Notes Payable plus Accrued Interest through 12/31/98.....   $260,457
Working Capital.....................................................    180,343
                                                                    ------------

TOTAL USE OF MAXIMUM NET PROCEEDS...................................   $440,800
                                                                    ------------

     Since the maximum net proceeds of this Offering will be applied over time, the actual expenditure of such proceeds for any purpose could vary significantly from the anticipated expenditures described above. Lexon reserves the right, therefore, to reallocate proceeds among the uses described above, depending upon factors such as the results of Lexon's preliminary engineering evaluation, Lexon's success in developing new products, and technological advances in the industry.


                                      LEXON

     Lexon is a development stage corporation organized in December, 1997 to identify and commercialize proprietary medical biotechnology opportunities.

     Lexon owns the exclusive worldwide license to develop, manufacture and market the Ebaf Assay, a blood test that allows for the early detection of colon cancer and certain types of ovarian and testicular cancers. The Ebaf Assay test kit, which is being developed for laboratory use, can detect elevated levels of the ebaf protein in a patient's blood, thus avoiding the need for invasive diagnostic procedures.

     The discovery linking the ebaf protein to colon, ovarian and testicular cancers was made by Dr. Siamak Tabibzadeh, M.D., while he was a professor in the Department of Pathology at the University of South Florida ("USF") and an attending pathologist at the Moffitt Cancer Center at USF. Dr. Tabibzadeh is now Chief of Experimental Pathology and Professor in Pathology at North Shore University Hospital in Long Island, New York ("North Shore"), where the blood test kit is being developed.

     The Ebaf Assay. Cancer is one of the leading causes of death in the general population. A correlation exists between early tumor detection and the survival of the patient. The mortality from cancer can be significantly reduced if tumors are found and treated at an early stage. Many tumors do not produce any clinical signs or symptoms before they reach a considerable size. Therefore, there is a need to discover markers that can identify tumors at an early stage. In all types of cancer, the patient has the best chance of survival if the tumor is detected and removed early.

     Currently, very few markers exist that are useful in the diagnosis of cancerous tumors. Carcinomembryonic antigen (CEA), prostatic specific antigen
(PSA), and carcinoma-125 (CA-125) are among the most widely used tumor markers. However, the expression of CEA or CA-125 is not specific and these proteins are expressed in a variety of conditions not related to cancer. For these reasons, these markers can not be used for mass screening of the general population because of the high number of false positives that would require additional testing to rule out the presence of cancer. For mass screening, there is a need for a specific and sensitive test.

     The ebaf marker is the outgrowth of a discovery of a gene that is the common thread linking a very diverse group of conditions. The gene is called ebaf, for "endometrial bleeding associated factor" and its expression was initially identified by USF researchers in both normal menstrual and abnormal endometrial bleeding.

     Because of its specificity of expression, the ebaf marker is uniquely suited for such mass screening. In addition, the specific expression of the ebaf protein in cancers of colon, ovary and testis could allow precise localization of the tumor.

     Key Personnel. Dr. Siamak Tabibzadeh, M.D., Chief of Experimental Pathology and Professor in Pathology at North Shore, is supervising the development of the Ebaf Assay test kit. He serves as the editor-in chief of the "Frontiers in Bioscience", as a member of the editorial board of Endocrine, and as a referee for several prestigious medical journals. He is the author of 80 published journal articles and has given numerous invited presentations in both the United States and Europe. Dr. Tabibzadeh received his M.D. from Tehran University School of Medicine, where he ranked first in his graduating class. He served a residency in anatomic and clinical pathology at Montefiore Medical Center in New York and held a fellowship in immunopathology at Elmhurst Hospital, Elmhurst, New York and Mount Sinai School of Medicine, New York, NY. A copy of Dr. Tabibzadeh's resume is attached as Exhibit A.

     Licenses,  Patents and  Proprietary  Information.  The Ebaf Assay screening
process  is  owned  by  the  University  of  South  Florida  ("USF"),   and  any
improvements to the process will be owned by North Shore.

     Lexon has exclusive license agreements with the University of South Florida Research Foundation ("USFRF"), which is the exclusive licensor for USF, and with North Shore. The agreements provide for a 5.0% royalty and 0.5% royalty to be paid to USFRF and North Shore, respectively, from gross receipts from sales of products developed using the Ebaf Assay screening process. The license agreement with USFRF requires minimum annual royalty payments of $75,000 in 2000, $100,000 in 2001, $125,000 in 2002, and $150,000 in 2003 and in each year thereafter for the term of the agreement. The license agreement with North Shore does not require a minimum annual royalty payment. The exclusive license agreements were acquired by Lexon on July 8, 1998 by way of merger with Gentest, Inc.

     A preliminary patent application was filed by USF with the U.S. Patent and Trademark Office ("USPTO") in 1997, and USF officials have informed Lexon in writing that the patent will be issued on or about June 30, 1999. There is no assurance that a patent will be issued, and even if issued, there is no assurance that the patent will not infringe on the rights of others.

     The patent application filed with the USPTO asserted claims related only to the detection of colon cancer. Subsequent to filing the patent application, a series of lectures and papers in which additional claims related to the detection of ovarian and testicular cancer by the protein screening process were made public by the USF. The existence of these additional claims outside the scope of the patent application renders the possibility of obtaining foreign patent protections for claims related to the detection of ovarian and testicular cancers remote. There is no assurance that Lexon will obtain any U.S. or foreign patent protection for any of the claims.

     The filing, prosecution and maintenance of all patent rights regarding the ebaf screening process are within the sole discretion of the USF. Lexon has the right to request that USF seek, obtain and maintain such patent and other protection to the extent that USF is lawfully entitled to do so, at Lexon's sole expense. There is no assurance that USF will seek, obtain or maintain such patent and other protection to which it is lawfully entitled. Further, there is no assurance that Lexon will have sufficient working capital to fund USF's efforts in those activities.

     The initial research and development related to the ebaf protein screening process was funded by a grant from the National Institutes of Health ("NIH"). The NIH retains certain statutory rights to use any invention that results from its funding without having to pay license fees and royalties. In addition, the NIH is protected from lawsuits and infringement claims. There is no assurance that the interests of the NIH will not materially adversely affect Lexon or its business.

     The lack of U.S. and foreign patent protection for the test kit could result in the manufacturing and sale of test kits copied by competitors who are not be obligated to pay royalties. As a result, these competitors could achieve superior operating margins, which could adversely affect Lexon's ability to compete.

      Marketing. Lexon's management has limited sales and marketing experience, and no assurance is given that Lexon will be able to establish and maintain a significant sales and marketing organization or that a direct sales force, if developed by Lexon, will succeed in promoting Lexon's products to third-party payors, clinical laboratories, healthcare providers and government entities worldwide. Lexon believes that the marketing effort may be a lengthy process, requiring Lexon to educate the worldwide medical community regarding both the clinical utility and cost-effectiveness of Lexon's products.

      Competition. The medical diagnostics and biotechnology industries are subject to intense competition. Lexon's competitors in the United States and abroad may include Roche Diagnostic Systems, Abbott Laboratories, Chiron
Corporation and Gen-Probe Incorporated. Other companies, including large pharmaceutical and biotechnology companies, may enter the market. Although the Ebaf Assay is the only known blood test to screen for colon cancer, Lexon's existing and potential competitors may be able to develop technologies that are as effective as, or more effective or easier to interpret, than those offered by Lexon. Many of Lexon's existing and potential competitors have substantially greater financial, marketing, sales, manufacturing, distribution and technological resources than Lexon. There is no assurance that Lexon will be able to successfully compete.

     Manufacturing. Lexon has no commercial-scale manufacturing experience and capabilities of medical products. It is anticipated that Lexon's products will initially be manufactured by FDA approved manufacturers.

     Employees. As of December 31, 1998, Lexon employed 1 person and 4 other persons who were officers or key employees. Lexon's officers and key employees do not receive compensation for their services. Mr. Slicker does not charge Lexon for legal services rendered on its behalf.

      Offices. To date, Lexon's principal offices at 8908 South Yale, Suite 409, Tulsa, Oklahoma have been provided free of charge by Lexon's officers. Upon completion of this Offering, Lexon will pay approximately $900 per month and general operating expenses will be equitably allocated.

      Litigation.  Lexon is not involved in any litigation.


                         MARKET AND INDUSTRY INFORMATION

     Government Regulation and FDA Approval Process. Regulation by governmental authorities in the United States and other countries could be a significant factor in ongoing research and product development activities. Lexon's diagnostic products may require regulatory approval by governmental agencies prior to commercialization. However, it is now believed that the sale of the Ebaf Assay test kits to medical laboratories will not require FDA or other governmental approvals. Various statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, recordkeeping and marketing of such products. The lengthy process of seeking these approvals, and the subsequent compliance with applicable statutes and regulations, require the expenditure of substantial resources. Any failure by Lexon to obtain, or any delay in obtaining, regulatory approvals could materially adversely affect Lexon.

     The levels of revenues and profitability of Lexon may be affected by the continuing efforts of government and third party payors to contain or reduce the costs of healthcare through various means. There have been, and Lexon expects that there will continue to be, a number of federal and state proposals to control pricing or profitability of therapeutic and other products. While Lexon cannot predict whether any such legislative or regulatory proposals will be adopted, the adoption of such proposals could have a material adverse effect on Lexon.

     Management believes that the Ebaf Assay test kits used by medical laboratories do not require FDA or other approvals.

     International Sales. International sales are subject to foreign government regulation, the requirements of which vary substantially from country to country. The time required to obtain foreign approval may be longer or shorter than that required for FDA approval and the requirements may substantially differ. Lexon must obtain the "CE" mark prior to engaging in sales within the European Economic Union of certain medical devices. During this process, the sponsor must also demonstrate compliance with ISO manufacturing and quality requirements.

     The introduction of Lexon's developmental stage test products in foreign markets will also subject Lexon to foreign regulatory clearances, which may impose additional costs and burdens. International sales of medical devices are subject to the regulatory requirements of each country. The regulatory review process varies from country to country and many countries also impose product standards, packaging requirements, labeling requirements and import restrictions on devices. In addition, each country has its own tariff regulations, duties and tax requirements.

     Reimbursement. In the United States and elsewhere, sales of diagnostic, therapeutic and other pharmaceutical products are dependent, in part, on the availability of reimbursement to the consumer from third-party payors, such as government and private insurance plans. Third-party payors are increasingly challenging the prices charged for medical products and services. There is no assurance that any of Lexon's products will be considered cost effective and that reimbursement to the consumer will be available, or will be sufficient to allow Lexon to sell its products on a competitive and profitable basis.


                                    DILUTION

     Dilution is the difference between the purchase price paid by the investors for their Shares and the net tangible book value of the shares after the Offering. The net tangible book value of a security is equal to Lexon's tangible net worth (tangible assets minus total liabilities) divided by the number of Shares of the security outstanding. The following table illustrates the per share dilution of Lexon's Common Stock:

                                                                      Amount
                                                                    -----------

     Sale price per Share.........................................     $1.50
     Net tangible book value before offering......................    $(0.03)
     Increase to present shareholders in net tangible book value
       attributable to sale of Shares offered.....................     $0.06
     Pro forma net tangible book value after offering.............     $0.03
     Dilution to new investors....................................     $1.47

     The following table shows the number of Shares acquired from Lexon, the aggregate consideration paid by the existing shareholders and new Shareholders in this Offering:

                             Shares     Percentage      Aggregate  Percentage of
                      Acquired from      of Shares  Consideration  Consideration
                            Company  Held by Group       Paid for        Paid by
                                                           Shares          Group
                      ----------------------------------------------------------

Existing Shareholders ... 6,269,313         94.2%        $420,740          42.2%
New Shareholders ........   384,000          5.8%        $576,000          57.8%
                      ----------------------------------------------------------

Total  .................. 6,653,313        100.0%        $996,740         100.0%
                      ----------------------------------------------------------

                      DIRECTORS, OFFICERS AND KEY EMPLOYEES

     The following table identifies the directors, officers and key employees of
Lexon:

        Name               Age         Capacity                    Title

Gifford M. Mabie..........  57   Officer and Director    President and Chief
                                                            Executive Officer
Rhonda R. Vincent.........  34   Officer and Director    Vice President,
                                                            Secretary, Treasurer
Frederick K. Slicker......  55   Officer                 Vice President and
                                                            General Counsel
Thomas R. Coughlin, M.D...  50   Key Employee            Medical Director

     Set forth below is a description of the backgrounds of the directors, officers and key employees of Lexon:

     Gifford M. Mabie, age 58, is President, CEO and a Director of Lexon. Mr. Mabie is also President, CEO and a Director of Maxxon, Inc. (OTCBB: MXON), a development stage company co-founded by Mr. Mabie in 1996 to develop and commercialize a patented disposable safety syringe. From 1982 to 1994, Mr. Mabie was Senior Vice President of CIS Technologies, Inc. (NASD: CISI), a leading healthcare information company that was purchased by National Data Corporation (NYSE: NDC) in 1996. As one of the founders of CIS, Mr. Mabie was instrumental in raising over $40 million in capital that funded acquisitions and new product development. As a result, that company's revenues grew from $105,000 in 1987 to over $40 million in 1995. Prior to CIS, Mr. Mabie was with Honeywell Information Systems, Inc., where he ranked as one of its top five salesmen worldwide. Prior to joining Honeywell, he was corporate controller with W.B. Dunavant & Company, one of the world's largest cotton brokers. He holds degrees in accounting and economics from Memphis State University and served for eight years in the United States Navy.

     Rhonda R. Vincent, age 34, is Vice President, Secretary, Treasurer and Director of Lexon. Ms. Vincent is also Vice President, Secretary, Treasurer and Director of Maxxon, Inc. (OTCBB: MXON), a development stage company co-founded by Ms. Vincent in 1996 to develop and commercialize a patented disposable safety syringe. From 1994 to 1997, Ms. Vincent was Vice President, Secretary, Treasurer and Director of Corporate Vision, Inc. (OTCBB: CVIA), a multimedia software development company. For five years prior to founding Corporate Vision, Ms. Vincent held various accounting, finance and investor relations positions with CIS Technologies, Inc. (NASD: CISI), a leading healthcare information processing company that was purchased by National Data Corporation (NYSE: NDC) in 1996. She began her career as an audit associate with the public accounting firm of Coopers & Lybrand. Ms. Vincent is a Certified Public Accountant and holds a Bachelor of Science degree in accounting from Oral Roberts University.

     Frederick K. Slicker, age 55, is Vice President and General Counsel for Lexon. He has practiced law for 30 years, primarily in the areas of mergers and acquisitions, securities law compliance and general business. He holds a Juris Doctorate with the highest distinction from the University of Kansas and an LLM from Harvard Law School. In addition to his employment by Lexon, he continues to practice law for third-party clients, including Maxxon, Inc.

     Thomas R. Coughlin, M.D., age 50, is Medical Director for Lexon. Prior to joining Lexon, Dr. Coughlin was a cardiovascular surgeon. From 1992 to 1995, he was Medical Director of Cardiovascular Surgical Services at Alexandria Hospital in Alexandria Virginia and from 1991 to 1995, was Assistant Clinical Professor, Thoracic and Cardiovascular Surgery at George Washington University Medical Center in Washington, D.C. He has received numerous professional honors and has published 25 research papers. He is a graduate of the University of Rochester School of Medicine and Dentistry, Rochester, New York (M.D.) and of Seton Hall University (B.S.).

     Board of Directors. There are two directors of Lexon. The authorized maximum number of directors is seven. Lexon's directors hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified. Lexon's officers are elected annually by the Board of Directors and serve at the discretion of the Board.

     Compensation of Directors. To date, no director's fees have been paid, however, directors who are not employees of Lexon may be paid reasonable fees and may be granted stock options for serving as directors in the future. Directors of Lexon who are also employees of Lexon will not receive any additional compensation for their services as directors.

     Compensation of Management. Members of Lexon's management receive no compensation for their services. There are no written employment agreements.

     Conflicts of Interest. Members of Lexon's management are associated with other firms involved in a range of business activities. Consequently, there are potential conflicts of interest inherent in their acting as officers and directors of Lexon. Insofar as the officers and directors are engaged in other business activities, management anticipates it will devote no more than 50% of its time to Lexon's affairs.


                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information concerning the ownership of Common Stock of the directors, officers and shareholders owning 10% or more of the outstanding Common Stock of Lexon as of the date of this Offering
Memorandum:

                                                        Percent of    Percent of
                                                       Outstanding   Outstanding
                        Relationship Shares Owned  Shares Prior to  Shares After
                          to Company                      Offering  the Offering
                        --------------------------------------------------------

Gifford Mabie.......Officer, Director     600,000            9.57%         9.02%
Rhonda Vincent......Officer, Director     600,000            9.57%         9.02%
Frederick Slicker...Officer               600,000            9.57%         9.02%
                                        ----------------------------------------
Officers and Directors as a group
(3 persons)...........................  1,800,000           28.71%        27.06%
UTEK Corporation....Beneficial Owner    1,000,000           15.95%        15.03%
                                        ----------------------------------------
Officers,   Directors  and  Beneficial
Owners................................  2,800,000           44.66%        42.08%
                                        ----------------------------------------

     Common Stock Options. Lexon has reserved 2,500,000 shares of common stock pursuant to its Stock Option Plans. At December 31, 1998, Lexon had outstanding a total of 580,000 options to purchase shares of its Common Stock at $1.20 per share to Dr. Tabibzadeh (50,000 Shares), to certain lenders (230,000 Shares), and to certain consultants (300,000 Shares). The options expire ten years from the date of grant if not sooner exercised. The exercise price was determined by the Board of Directors to be the fair market value at the time the options were granted.


                              CERTAIN TRANSACTIONS

     On July 1, 1998, Mr. Mabie, Mr. Slicker and a non-affiliated shareholder loaned Lexon $70,000, $50,000 and 60,000, respectively, in order for Lexon to close the merger with Gentest and to thereby acquire the Ebaf Assay license. The notes bear interest at 12% per annum through December 31, 1998 and 14% per annum thereafter. The Notes are due March 31, 1999. In addition, Mr. Mabie, Mr. Slicker and a non-affiliated shareholder received 70,000 options, 50,000 options, and 60,000 options, respectively, to purchase common stock of Lexon at $1.20 per share.

                            DESCRIPTION OF SECURITIES

     Lexon is authorized to issue 45,000,000 Shares of Common Stock, par value $0.001 per share, of which 6,269,313 shares were outstanding at January 17, 1999. Lexon is also authorized to issue 5,000,000 Shares of Preferred Stock, par value $0.001 per share, of which there are no shares presently outstanding. There is no present intent to issue any Preferred Stock. Upon completion of this Offering, up to 6,653,313 Shares of Lexon Common Stock will be outstanding, assuming none of the 580,000 options outstanding are exercised. All Shares of Common Stock are, and all the Shares offered by Lexon hereby will be, duly authorized, validly issued, fully paid and nonassessable.

     Voting Rights. Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shareholder votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors. Holders of a majority of the issued and outstanding shares of Common Stock may take action by written consent without a meeting.

     Dividend Rights. Holders of record of shares of Common Stock are entitled to receive dividends when and if declared by the Board of Directors. To date, Lexon has not paid cash dividends on its Common Stock. Holders of Common Stock are entitled to receive such dividends as may be declared and paid from time to time by the Board of Directors out of funds legally available therefor. Lexon intends to retain any earnings for the operation and expansion of its business and does not anticipate paying cash dividends in the foreseeable future. Any future determination as to the payment of cash dividends will depend upon future earnings, results of operations, capital requirements, Lexon's financial condition and such other factors as the Board of Directors may consider.

     Liquidation Rights. Upon any liquidation, dissolution or winding up of Lexon, holders of shares of Common Stock are entitled to receive pro rata all of the assets of Lexon available for distribution to shareholders after liabilities are paid and distributions are made to the holders of Lexon's Preferred Stock.

     Preemptive Rights. Holders of Common Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of Lexon.


                              PLAN OF DISTRIBUTION

     The subscription period commences January 18, 1999, and will terminate on March 31, 1998, unless extended by Lexon. Funds from the sale of Shares will be made immediately available to Lexon. Subscriptions will be accepted until the expiration of the offering period or until a maximum of 384,000 Shares are sold, whichever occurs first. Additional subscriptions will not be accepted by Lexon after the Offering is fully subscribed.

     No commissions will be paid in connection with sales made directly by the officers and directors of Lexon. Brokers participating in the distribution of the Shares will offer the Shares only to investors who represent to Lexon that they meet proper suitability requirements and that investment in Common Stock is proper for them. Lexon will pay a commission to brokers up to 10% of the proceeds of the sale of the Shares. In addition, Lexon will pay brokers a due diligence fee and a non-accountable expense allowance of up to 4% of the gross proceeds and up to 6% of the gross proceeds, respectively.

     Some offerees may utilize a purchaser representative in the evaluation of the merits and risks of an investment in the Shares. Any such representative must comply with the requirements of Regulation D under the Securities Act of 1933 and with applicable state securities laws. Neither Lexon, nor any officer or any director of Lexon will pay any fees or commissions to, or pay any charges for the services rendered by, any purchaser's representative unless the purchaser's representative is a registered broker-dealer entitled to receive the commissions.

     Shares issued to non-affiliates of Lexon in a valid Rule 504 offering purchase are shares that may be resold without federal registration or other federal transfer restrictions. Applicable state laws may require registration before any resales are made from certain states. If the Offering does not qualify under Rule 504, resale of the Shares will be restricted indefinitely. There is no assurance that this Offering will qualify under Rule 504.


                             ADDITIONAL INFORMATION

     Lexon intends to furnish its shareholders with annual reports containing audited financial information, reported upon by independent public accountants.

     Each purchaser of Shares, prior to such purchase, is entitled to ask questions of Lexon and receive answers concerning the terms and conditions of the Offering and to obtain any additional information which Lexon possesses that is necessary for the purchaser to verify the accuracy of the information furnished in this Offering Memorandum.

     Lexon will make reasonable efforts to furnish to any qualified prospective investor, or the prospective investor's authorized representative, any additional information or opportunity for inquiry concerning the terms and conditions of this Offering, including information requested to verify the accuracy of the information contained in this Offering Memorandum or otherwise furnish the prospective investor or the prospective investor's representative, to the extent Lexon possesses the information or can obtain it without undue effort or expense. Prospective investors requiring additional information may contact Gifford Mabie, President of Lexon, at 8908 South Yale, Suite 409, Tulsa, Oklahoma 74137, telephone (918) 492-4125.

                              FINANCIAL INFORMATION

                                   LEXON, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                December 31, 1998
                                   (Unaudited)

                                                                       After the
                                                                    Offering and
                                                  Prior to the    Application of
                                                      Offering       Proceeds(1)
                                                     ------------- -------------
 Assets
 Current Assets
   Cash                                                   $31,133      $211,476
   Other Current Assets                                    11,020        11,020
                                                     ------------- -------------
                                                           42,153       222,496
                                                     ------------- -------------

 Other Assets
   License Agreement                                      161,000       161,000
   Gentest Merger                                         311,250       311,250
                                                     ------------- -------------
   Total Other Assets                                     472,250       472,250
                                                     ------------- -------------

 Total Assets                                            $514,403      $694,746
                                                     ------------- -------------

 Liabilities
 Current Liabilities
   Accounts Payable and Accrued Liabilities               $16,657            $0
   Notes Payable to Related Parties
         (Principal Balance)                              230,000             0
   Accrued Interest on Notes Payable to
         Related Parties                                   13,800             0
                                                    ------------- --------------
                                                         $260,457            $0
                                                    ------------- --------------

 Stockholders' Equity
 Preferred stock, $0.001 par value,
   5,000,000 Shares authorized                                  0             0
 Common stock,  $0.001 par value,
   45,000,000 Shares  authorized;
   6,269,313 Shares issued and outstanding
   prior to the Offering and 6,653,313
   Shares issued and outstanding after
   the Offering                                             6,269         6,653
 Paid in Capital                                          321,731       762,147
 Retained Earnings                                        (74,054)      (74,054)
                                                     ------------- -------------
                                                          253,946       694,746
                                                     ------------- -------------

      Total Liabilities and Stockholders' Equity         $514,403      $694,746
                                                     ------------- -------------

     (1) Assumes maximum net proceeds from this Offering of $440,800 and payment of $260,457 in liabilities of Lexon.


     The accompanying notes are an integral part of the financial statements

                                   LEXON, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                                December 31, 1998
                                   (Unaudited)

                                                               Before and After
                                                                   the Offering
                                                             ------------------

      Revenue                                                             $0

      Expenses
          Corporate Materials                                        $26,442
          Internet Website                                            23,895
          Interest Expense                                            13,800
          Office                                                       5,069
          Travel                                                       4,848
                                                             ------------------
                                                                      74,054
                                                             ------------------

      Net Income                                                    $(74,054)
                                                             ------------------

      Earnings per Share                                               $0.01
                                                             ------------------

     The accompanying notes are an integral part of the financial statements

                                   LEXON, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                                December 31, 1998
                                   (Unaudited)

                                                                       After the
                                                                    Offering and
                                                     Before the   Application of
                                                       Offering      Proceeds(1)
                                                    -----------   --------------
Operating Activities
  Net Loss                                            $(74,054)        $(74,054)
  Change in Other Current Assets                       (11,020)         (11,020)
  Change in Accounts Payable and Accrued
     Liabilities                                        16,657                0
  Change in Interest Payable                            13,800                0
                                                    -----------   --------------
  Total Operating Activities                          $(54,617)        $(85,074)
                                                    -----------   --------------

Investing Activities
  Initial License Fee                                 (105,000)        (105,000)
  Sponsored Research Contract                         (311,250)        (311,250)
  Consulting Fee                                       (55,000)         (55,000)
                                                    -----------   --------------
  Total Investing Activities                         $(471,250)       $(471,250)
                                                    -----------   --------------

Financing Activities
  Sale of Common Stock before this Offering           $373,658         $373,658
  Less:  Offering Expenses                             (46,658)         (46,658)
  Sale of Common Stock in this Offering                      0          576,000
  Less:  Estimated Broker Commissions                        0         (115,200)
  Less:  Estimated Offering Expenses                         0          (20,000)
  Loans from Officers                                  230,000          230,000
  Repayment of Loans from Officers                           0         (230,000)
                                                    -----------   --------------
  Total Financing Activities                          $557,000         $767,800
                                                    -----------   --------------

Net Increase in Cash                                   $31,133         $211,476
Cash at Beginning of Period                                  0                0
                                                    -----------   --------------
Cash at End of Period                                  $31,133         $211,476
                                                    -----------   --------------


Schedule of Non-Cash Financing and
Investing Activities
  Common Stock Issued in Gentest Merger                 $1,000            $1,000
  Common Stock for Services Related to Offering        $47,082           $47,082
                                                    -----------   --------------

(1) Assumes maximum net proceeds from this Offering of $440,800 and payment of $260,457 in liabilities of Lexon.


     The accompanying notes are an integral part of the financial statements

                                   LEXON, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 1998
                                   (Unaudited)


Note 1-  Organization and Summary of Significant Accounting Policies

Organization and Nature of Operations
      Lexon, Inc. ("Lexon" or "the Company") is a development stage corporation that has the exclusive worldwide license to develop, manufacture, obtain FDA approval for, if required, and market the Ebaf Assay, blood test to screen for the ebaf protein, which allows for early, non-invasive diagnosis of certain types of colon, ovarian and testicular cancers.

Development Stage Operations
     The Company was incorporated on December 16, 1997 under the laws of the state of Oklahoma. Since inception, the Company's primary focus has been raising capital. The Company had no income or expenses during the period ended July 31, 1998.

Cash and Cash Equivalents
     The Company considers highly liquid investments with maturities of three months or less to be cash equivalents.

Income Taxes
     The Company uses the liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under the liability method, deferred taxes are determined based on the differences between the financial statements and tax bases of assets and liabilities at enacted tax rates in effect in the years in which the differences are expected to reverse.

Use of Estimates
     The preparation of financial statements in conformity with generally accepted principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fiscal Year End
      The Company's fiscal year ends on December 31.

Note 2- Gentest Merger

     On July 8, 1998, the Company completed its merger with Gentest, Inc., a Florida corporation ("Gentest"). Gentest had the exclusive worldwide license to develop, manufacture, obtain FDA approval for, and market the Ebaf Assay, a blood test for detecting certain types of colon, ovarian and testicular cancers.

     Under the terms of the Agreement and Plan of Merger, the Company issued to UTEK Corporation ("UTEK"), the sole shareholder of Gentest, 1,000,000 shares of Common Stock of the Company. Gentest ceased to exist by reason of the merger, and the assets and liabilities of Gentest, including those rights and obligations associated with the exclusive License Agreement and the Sponsored Research Agreement, became assets and liabilities of Lexon. The obligations of Gentest were to pay $105,000 for the exclusive license, $311,250 to develop the test kit and $55,000 for services rendered in connection with securing the agreements. The obligations were paid in full on July 8, 1998. The Gentest merger was accounted for as a purchase. The purchase price of $1,000 was based on the number of shares issued at par value of $0.001 per share.

Note 3- Exclusive License

     On July 8, 1998, the Company paid $100,000 to the University of South Florida Research Foundation ("USFRF") and $5,000 to North Shore University Hospital Research Foundation ("North Shore") for the exclusive worldwide license to develop and market the Ebaf Assay test kits. In addition, the Company paid $55,000 to UTEK for services rendered in connection with securing the license agreements. The exclusive license is amortized over 17 years using the straight-line method.

Note 4- Sponsored Research Contract

     On July 8, 1998, the Company paid $311,250 to North Shore under the terms of a Sponsored Research Contract to develop the Ebaf Assay test kits. The contract specifies a 24 month development period with costs not to exceed $311,250. The Sponsored Research Agreement is amortized over 2 years using the straight-line method.

Note 5- Notes Payable

     On July 1, 1998, the Company borrowed a total of $230,000, of which $170,000 was from two of its officers and $60,000 was from a shareholder. The Company executed notes payable which are due December 31, 1998 and bear interest of 12% per year. The notes are unsecured obligations of the Company.

Note 6- Commitments and Contingencies

Future Royalty Obligations Under Exclusive License Agreement
     In connection with the exclusive license agreement, the Company agreed to pay to the USFRF a royalty equal to the greater of (a) five percent (5%) of revenue from the sale of products based on the concept for the diagnosis of selected adenocarcinomas and any additions, extensions and improvements thereto or (b) zero (0) dollars for the first twenty-four (24) months; $75,000 at the end of year three (3); $100,000 at the end of year four (4); $125,000 at the end of year five (5); $150,000 at the end of year six (6) and for each successive year thereafter during the term of the exclusive license agreement. The royalty obligation will expire after the longer of twenty (20) years or the expiration of the last to expire patent that covers the licensed intellectual property. The Company also agreed to pay to North Shore a royalty equal to one-half percent (0.5%) of revenue from the sale of such products and ten percent (10%) of any consideration received by the Company from granting sublicenses.

Note 7- Common Stock and Paid in Capital

     Under the terms of an offering dated April 1, 1998, the Company offered up to 5,000,000 shares of its common stock at par value, pursuant to an exemption from registration under Rule 504 of Regulation D of the Securities Act of 1933, as amended. Of the 5,000,000 shares sold, 1,800,000 shares were purchased by officers and directors of the Company.

     Under the terms of offerings dated May 18, 1998 and November 6, 1998, pursuant to an exemption from registration under Rule 504 of Regulation D of the Securities Act of 1933, as amended, the Company sold 125,205 shares at $2.00 per share ($250,410) and 39,416 shares at $3.00 per share ($118,248) for cash, respectively. The Company incurred total expenses of approximately $46,658 in connection with those offerings. On December 31, 1998, the Board of Directors agreed to adjust the offering price to $1.50 per share and to issue 81,151 additional shares to the purchasers in those offerings.

     On July 8, 1998, the Company issued 1,000,000 shares of its Common Stock to UTEK Corporation in connection with the Gentest merger.

Note 8- Common Stock Options

     Lexon has reserved 2,500,000 shares of common stock pursuant to its Stock Option Plans. At December 31, 1998, Lexon had outstanding a total of 580,000 options to purchase shares of its Common Stock at $1.20 per share to Dr. Tabibzadeh (50,000 Shares), to certain lenders (230,000 Shares), and to certain consultants (300,000 Shares). The options expire ten years from the date of grant if not sooner exercised. The exercise price was determined by the Board of Directors to be the fair market value at the time the options were granted.

                                  RISK FACTORS

     This Offering is speculative and involves a high degree of risk. An investment in the Shares offered herein should not be made by persons who cannot afford the loss of their entire investment. Some risk factors are listed below:

1. No Operating History. Lexon was organized in December, 1997 and has no operating history. Lexon has no marketable products and minimal assets at this time. There is no assurance that Lexon will be able to develop, manufacture or market any products successfully, generate net revenue from the sale of any products, or achieve or maintain profitable operations.

2. Product Not Developed. Lexon faces all the risks associated with the development of a new, speculative business. Lexon has no products and limited assets at this time, and will be subject to numerous risks, expenses, and difficulties typically encountered in the development of new medical diagnostic tests. The business of Lexon will depend upon the development of the Ebaf Assay test kit to detect the presence of the ebaf protein and upon the approval by the FDA, if required, of the test kit. There is no assurance that Lexon's activities will be successful or profitable or that the FDA will approve the test kit, if such approval is required. While management has been advised that the detection of the ebaf protein confirms a cancer diagnosis with a high degree of probability, management has not independently verified the accuracy of this statement. No assurance is given that the presence of ebaf is an accurate predictor of cancer.

3. Lexon Does Not Own the Protein Screening Process and Will Not Own Any Improvements Thereto. Certain proprietary rights in the Ebaf Assay are owned by USF and some will be owned by North Shore. By way of merger with Gentest, Inc., Lexon owns the exclusive worldwide licenses to manufacture and market test kit products developed using the process. Any improvements to the process will remain the property of the USF or North Shore. There is no assurance that competing products will not be developed or that improvements to the current screening process will be available to Lexon.

4. Patentability of Protein Screening Process is Uncertain. A patent application related to the ebaf screening process was filed by USF with the U.S. Patent and Trademark Office ("USPTO") in 1997. Officials at USF have advised Lexon that USF has been advised verbally that a U.S. Patent covering the ebaf screening process will be issued before December 31, 1998. Even if a patent is issued, the scope of the patent is unknown at this time. There is no assurance that a patent, if issued, will not infringe on the rights of others.

5. Foreign Patent Protections for Ovarian and Testicular Cancer Detection Claims is Remote. The patent application filed with the USPTO disclosed the detection of colon cancer, but not detection of ovarian or testicular cancer. Subsequent to filing the provisional patent application, a series of lectures and papers in which additional disclosures related to the detection of ovarian and testicular cancer by the protein screening process were made public by the USF. The existence of these additional disclosures outside the scope of the provisional patent application renders the possibility of obtaining foreign patent protections for claims related to the detection of ovarian and testicular cancers remote. There is no assurance that Lexon will obtain any foreign patent protection for any of the claims.

6. Filing, Prosecution and Maintenance of Patents Are Within the Sole Discretion of the USF. The filing, prosecution and maintenance of all patent rights are within the sole discretion of the USF. Lexon has the right to request that the USF seek, obtain and maintain such patent and other protection to the extent that USF is lawfully entitled to do so, at Lexon's sole expense. There is no assurance that USF will seek, obtain or maintain such patent and other protection to which it is lawfully entitled. Further, there is no assurance that Lexon will have sufficient working capital to fund USF's efforts in those activities, if requested.

7. Rights and Interests of the National Institutes of Health are Unknown. The initial research and development related to the ebaf screening process was funded by a grant from the National Institutes of Health ("NIH"). The NIH retains certain statutory rights to use any invention that results from its funding without having to pay license fees and royalties. In addition, the NIH is protected from lawsuits and infringement claims. There is no assurance that the interests of the NIH will not materially adversely affect Lexon or its business.

8. License Agreement Obligates Company to Pay Royalties Regardless of Patent Issuance. The Licensing Agreement with the USF obligates Lexon to pay royalties of 5% of gross revenues from the sale of test kits, with minimum royalty payments of between $75,000 and $150,000 per year for each year beginning in 2000 and continuing for the term of the license agreement, regardless of whether a patent is issued. There is no assurance that Lexon will have sufficient working capital to make such payments.

9. Lack of US and Foreign Patent Protection Could Adversely Affect Lexon's Ability to Compete. At least some aspects of the process and detection methods have been published by the USF or the inventors and are now available to the public and to competitors. The lack of U.S. and foreign patent protection for the test kit could result in the manufacture and sale of test kits copied by competitors who are not obligated to pay royalties. As a result, these competitors could achieve superior operating margins, which could adversely affect Lexon's ability to compete.

10. Cost to Develop Test Kits Could Exceed Agreed Upon Amount. The Sponsored Research Agreement with North Shore states that the cost to develop the test kits shall not exceed $311,250. There is no assurance that the cost to develop the test kits will not exceed this amount. Furthermore, there is no assurance that Lexon will have the capital necessary to fund any cost overruns.

11. Need for Additional Capital. Lexon is dependent on the maximum proceeds of the Offering described herein to acquire Gentest and to continue its business plan. Additional capital will be required to field test the screening kit, file and process applications for governmental approval, develop models, identify manufacturers to mass produce the test kits, and to advertise, ship and collect for products sold and any other costs. Lexon intends to pursue additional financing. However, there is no assurance that any additional capital needed will be available to Lexon on acceptable terms when needed, if at all. Any additional capital may involve substantial dilution to the interests of Lexon's then existing stockholders.

12. Government Regulation. Lexon's activities and products may require regulatory approval in the United States, Canada and in a number of foreign countries. The process of obtaining these approvals, if required, will be time consuming and costly. Changes in the regulations for Lexon's products could adversely impact operations, affecting profitability or competitive advantages. There is no assurance that governmental approvals will be obtained.

13. Acceptance by Medical Professionals. Inherent to the successful marketing of Lexon's Ebaf Assay test kit is the acceptance of the product by medical professionals. There is no assurance that the product will be accepted.

14. Competition. The diagnostic segment of the medical industry is intensely competitive and composed of large and well financed firms, including pharmaceutical, biotechnology, and consumer goods companies, as well as universities and other research institutions that are constantly developing or acquiring rights to new products. Moreover, competing products may be accepted by consumers who may be slow to change to the use of alternative products. Some competitors have established distribution networks and sufficient marketing resources to resist attempts to dislodge use of their products. In addition, there is no assurance that one or more competitors will not develop or manufacture products that are more effective or better accepted than those which Lexon seeks to commercialize. There is no assurance that Lexon will be able to compete successfully or profitably.

15. Dependence Upon Key Personnel. Lexon is dependent upon the services of Dr. Tabibzedah, co-discoverer of the ebaf screening process, to oversee the development of the Ebaf Assay test kit. The loss of the services of Dr. Tabibzedah and the inability to retain an acceptable substitute could have a material adverse effect on Lexon. Lexon is also dependent upon the services of its officers. The loss of the services of these key personnel or the inability to retain such experienced personnel could have a material adverse effect on Lexon. There is no assurance that replacement of key personnel will be possible.

16. Limited Experience of Management and Potential Conflicts of Interest. The officers of Lexon have had limited experience in the medical products industry. In addition, members of Lexon's management are associated with other firms involved in a range of business activities. Consequently, there are potential conflicts of interest in their acting as officers and directors of Lexon. Management estimates that not more than 50% of their time will be devoted to Lexon's activities (See "Conflicts of Interest").

17. Concentration of Ownership. As of the date of this Offering Memorandum, the directors and executive officers of Lexon, as a group, owned or controlled 28.71% of the outstanding Common Stock of Lexon. The officers, directors and beneficial owners, as a group, owned or controlled 44.66% of the outstanding Common Stock of Lexon. After this Offering, if the maximum is sold, the directors and executive officers, as a group, will own or control 27.06% of the outstanding Common Stock of Lexon. After this Offering, if the maximum is sold, the directors, executive officers and beneficial owners, as a group, will own or control 42.08% of the outstanding Common Stock of Lexon.

18. Broad Discretion in Application of Proceeds. Approximately $260,000 of the net proceeds of this Offering will be used to repay loans, including interest and to pay other liabilities of Lexon. Any remaining proceeds are intended for general working capital purposes. Lexon will have broad discretion as to the application of such proceeds. There is no assurance that the required funds will be available when needed.

19. Arbitrary Offering Price. The offering price of the Shares has been arbitrarily determined by Lexon. There is no relationship between the offering price and Lexon's assets, book value, net worth, or any other economic or recognized criterion of value. There is no assurance that this Offering will be successful or that Lexon will raise sufficient funds to complete the Gentest merger.

20. Dilution. Investors participating in this Offering will incur substantial dilution as it relates to the resulting net tangible book value of Lexon's capital stock after the completion of the Offering.

21. Compliance with State and Federal Securities Laws. It is intended that this Offering will qualify for exemption from federal registration under Rule 504 of SEC Regulation D. There is no assurance that the Offering presently qualifies or will continue to qualify under exemptions from registration provided by the Securities Act of 1933 (the "Act") or applicable state securities laws due to, among other things, the adequacy of disclosure, the manner of distribution of the Offering or the retroactive change or interpretation of any applicable securities laws or regulations. Even if the Offering is exempt from registration under federal law, registration may be required for sales and resales of the Shares under applicable state laws. If, and to the extent that, suits for rescission are brought and successfully concluded for failure to register this Offering under applicable securities laws, or for acts or omissions constituting certain prohibited practices under state or federal securities laws, the capital and assets of Lexon could be materially adversely affected, which could jeopardize the ability of Lexon to operate successfully thereafter.

22. No Trading Market for Common Stock. Lexon's Common Stock is eligible for trading in the Over the Counter Market under the symbol "LXXN." Although Lexon intends to pursue developing a liquid market as soon as practicable, there is no assurance that such liquid market will develop, or if such a market develops, that it will be maintained. Holders of the Shares of Common Stock may, therefore, have difficulty in selling their stock should they desire to do so. Investors must be able to lose their entire investment in their Shares of Common Stock.

23. No Dividends. Lexon has not paid any cash or other dividends on its Common Stock and does not expect to declare or pay any such cash dividends in the foreseeable future.

                             SUBSCRIPTION AGREEMENT


                                   LEXON, INC.
                        8908 South Yale Avenue, Suite 409
                              Tulsa, Oklahoma 74137
                   Telephone (918) 492-4125 Fax (918) 492-2560


         The undersigned subscriber ("Subscriber") hereby subscribes to and agrees to purchase ------- Shares ("Shares") of Lexon, Inc. Common Stock, $0.001 par value, for $1.50 per Share.

  1.  General Information Concerning Lexon and the Offering.

         (A) Subscriber has received a copy of the Private Offering Memorandum dated January 18, 1999.

         (B) Subscriber understands that the business plans described in the Private Offering Memorandum dated January 18, 1999 assumes the successful completion of the funding transactions described therein, none of which may occur.

  2.  Status of Investor.  (Check all that apply)

         Accredited Investor
         Subscriber is an "accredited investor" as defined by SEC Rule 501(a), by reason of being (check one):

          ---- A natural person who has a net worth (together with my spouse) of more than $1,000,000; or

         ---- A natural person who had income in excess of $200,000 ($300,000 jointly with my spouse) in each of the last two (2) years and a reasonable expectation of earning the same income level this year; or

         ---- As otherwise specified in SEC Rule 501(a).

          Non-Accredited Investor

          ---- Subscriber does not meet the requirements as an accredited investor.

  3. Subscriber's Investment Experience. Subscriber represents and warrants to Lexon that:

         (A) Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the Shares; and

         (B) Subscriber is able to bear the economic risk of the investment in the Shares, including the risk of a total loss of the investment in the Shares.

4. Subscriber's Investment Representations. Subscriber represents and warrants to Lexon that:

         (A) The acquisition of the Shares by Subscriber is for Subscriber's own account and is for investment; and

         (B) Subscriber has no present intention of selling, transferring or otherwise disposing in any way of all or any portion of the Shares; and

         (C) All information that Subscriber has supplied to Lexon in connection with Subscriber's subscription to purchase the Shares is true and correct.

  5. Subscriber's Understanding Concerning Lexon. Subscriber represents and warrants to Lexon that:

         (A) Subscriber understands that an investment in the Shares involves a very high degree of risk; and

         (B) Subscriber acknowledges that Lexon is a development stage company having been incorporated in December, 1997, and that Lexon has no prior business or financial experience; and

         (C) Subscriber has conducted all investigations and due diligence concerning Lexon and the Shares which Subscriber deems appropriate, and Subscriber has found all such information obtained fully acceptable; and

         (D)  Subscriber  is  knowledgeable   about  the  prospects,   business,
         financial condition and operations of Lexon; and

         (E) Subscriber has had an opportunity to ask questions of the officers and directors of Lexon concerning the Shares and the business and financial condition of and prospects for Lexon, and the officers and directors of Lexon have adequately answered all questions asked and made all relevant information available to Subscriber, including all relevant books and records of Lexon; and

         (F) Subscriber understands that success of Lexon is dependent upon receipt of the maximum of $576,000 from the sale of the Shares; and

         (G) Subscriber understands that no market exists for the Shares and that there is no assurance that a market will exist in the future.

  6. Compliance with Securities Laws. Subscriber understands and agrees that federal and state securities laws may impose restrictions and limitations applicable to the purchase, sale, resale and distribution of the Shares.

  7. Indemnification. Subscriber agrees that Lexon has relied on the accuracy of the statements of Subscriber set forth herein and otherwise. Subscriber agrees to defend and indemnify Lexon and its officers, directors, controlling persons, accountants, attorneys and agents representing Lexon, and to hold all and each of them harmless from and against any and all losses, damages, liabilities and expenses, including, without limitation, reasonable attorneys' fees and expenses, which they or any of them incurs by reason of any alleged misrepresentation made by or on behalf of Subscriber, any alleged breach by Subscriber of the representations and warranties made by Subscriber herein, any alleged failure by Subscriber to fulfill any of the covenants and agreements of Subscriber set forth herein and any alleged violation of applicable securities law by Subscriber.

  8. Survival. All representations, warranties and covenants contained in this Subscription Agreement, including without limitation, the indemnification provisions hereof, shall survive the acceptance by Lexon of this Subscription Agreement and the delivery of the Common Stock to Subscriber. Subscriber acknowledges and agrees that this Subscription Agreement shall survive the death or disability of Subscriber.

  9. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

SUBSCRIBER
    This   Subscription   Agreement  has  been  executed  for  the  purchase  of
___________ Shares of Lexon, Inc. Common Stock, $0.001 par value, for $1.50 per share by Subscriber this _____ day of _________, 1999.

                    Please make check payable to: Lexon, Inc.

          FOR INDIVIDUALS                              FOR CORPORATE & OTHER

Signature(s):                                 Signature
                  -------------------                   ------------------------
                                                    By:
                  -------------------                   ------------------------
(Second  signature  only  if  shares                     (Print name and title)
         held jointly)

  Please Register Shares as Follows:          Please Register Shares as Follows:

Name:                                               Name:
                  -------------------                    -----------------------

                  -------------------                    -----------------------

Address:                                         Address:
                  -------------------                    -----------------------
City/State:                                   City/State:
                  -------------------                    -----------------------
Zip Code:                                       Zip Code:
                  -------------------                    -----------------------

Tax ID No.:                                   Tax ID No.:
                  -------------------                    -----------------------

Phone:                                             Phone
                  -------------------                    -----------------------
Fax:                                                Fax:
                  -------------------                    -----------------------

 Note: If Shares are jointly held, please designate the following (circle one):

          Joint Tenants with Right of Survivorship OR Tenants in Common




LEXON, INC.
8908 South Yale Avenue, Suite 409
Tulsa, Oklahoma  74137
Telephone  (918) 492-4125
Fax  (918) 492-2560

Agreed and accepted, effective this _____ day of _____________, 1999.


By:  ____________________________________
       Rhonda R. Vincent
      Vice President, Secretary and Treasurer

                   EXHIBIT A: RESUME OF DR. SIAMAK TABIBZADEH

                                CURRICULUM VITAE


NAME:               Siamak Tabibzadeh, MD

ADDRESS:            Department of Pathology
                    Moffitt Cancer Center
                    12902 Magnolia Drive
                    Tampa, Florida 33612

TELEPHONE:          813-979-7237
FAX:                813-979-3085
E-MAIL:             tabibzadeh@2moffitt.usf.edu
                    Tabibzadej@bioscience.org

PERSONAL:           Date of birth: September 7, 1952
                    Citizen of United States

EDUCATION:          MD degree (Summa Cum Laude):                   1970-1977
                    Tehran University
                    School of Medicine
                    Tehran, Iran

                    Rotating Internship:                           1976-1977
                    Tehran University Hospitals
                    Tehran, Iran

                    Residency in Anatomic and Clinical pathology   1978-1982
                    Montefiore Medical Center
                    Bronx, NY

                    Fellowship in Immunopathology                  1982-1983
                    Elmhurst Hospital
                    Elmhurst, NY

HONORS AND
AWARDS:             Full Tuition Scholarships:                     1970-1977
                    Tehran University School of Medicine

                    First Place Medal for top standing in
                    graduating Class:                              1977
                         Tehran University School of Medicine

                    Award in recognition of teaching, Pre-Med      1994
                    Students, Moffitt Cancer Center at the
                    University of South Florida

EXAMINIATIONS:
     ECFMG                                                         1976
     VQE                                                           1977
     FLEX                                                          1978
     Board of Anatomic and Clinical Pathology                      1982
          (Diplomat of American Board of Pathology)
     FLEX                                                          1991

LICENSES:
     New York State, 153139-1                                      1982
     California, A39775                                            1982

     Connecticut, 20953                                            1979
     Florida, ME0061785                                            1992
     DEA AS20332857                                                1983
     New York State, 153139-1                                      1982

PRESENT POSITION:
     Attending in Pathology Moffitt Cancer Center                  1991-Present
     at the University of South Floida Tampa, FL
     33612

PREVIOUS
POSITIONS:
     Attending Pathologist, Elmhurst Hospital and                  1983-1991
     Mount Sinai School of Medicine, NY

FACULTY
POSITIONS:
     Instructor, Dept. of Pathology, Mount Sinai                   1983-1985
     School of Medicine, NY, NY

     Assistant Professor of Pathology, Dept. of                    1985-1991
     Pathology, Mount Sinai School of Medicine,
     NY, NY

     Associate Professor in Pathology; University of               1991-1996
     South Florida School of Medicine, Tamp. FL
     33612

     Full Professor in Pathology, University of                    1996-Present
     South Florida School of Medicine, Tampa, FL
     33612

GRANTS:
     PI: R29, NIH (National Institute of Health;                   1988-1993
     Direct Cost; $350,000: Role(s) of cytokines and HLA-DR in endometrial epithelium)

     PI: Private funds: $165,000; Role of cytokines                1994-1999
     In implantation

     PI: RO1, NIH; Direct Cost; $474,115; Roles of                 1994-1999
     T cells in human endometrial epithelium

     Co-PI: RO1, NIH; Direct Costs; $48,000;                       1995-1998
     Biology of endometrial carcinoma in the nude
     Mouse model. $16,000

     As a mentor: Aberrant G1 phase regulation in                  1998-2001
     thyroid cancer, Direct costs; $101,334

PENDING
     PI: RO1, NIH (National Institute of Health                    1998-2002
     Direct Cost; $650,000; Identification of endometrial receptivity markers

MEMBERSHIPS:
     United States-Canadian Division of the                        1984-Present
     International Academy of Pathology

     Histochemical Society                                         1985-Present
     New York Academy of Sciences                                  1988-Present
     Harvey Society                                                1990-Present

EDITORIAL BOARDS:
     Editor-in-Chief; Frontiers in Bioscience                      1995-Present
     URLs:
          US: http://bioscience.org
          Israel: http://bioinfo.weizmann.ac.il/bioscience
          France: http://vega.crbm.cnrs-mop.fr/bioscience

     Member of Editorial Board: Endocrine                          1994-Present

PATENTS:
     Expression of TGF(beta)4 in diagnosis of infertility,         Pending
     Endometrial bleeding and carcinoma of colon, Ovary and testis

JOURNAL REFEREE:
     Hepatology                                                    1988-Present
     Journal of Histochemistry and Cytochemistry                   1989-Present
     American Journal of Pathology                                 1990-Present
     Endocrinology                                                 1991-Present
     Human Reproduction                                            1992-Present
     Endocrine                                                     1993-Present
     Journal of Obstetrics and Gynecology                          1993-Present
     Biology of Reproduction                                       1994-Present
     J of Clinical Endocrinology and Metabolism                    1993-Present
     Fertility and Sterility                                       1997-Present

GRANT REFEREE:
     Ad hoc referee, NIH

GRADUATE
PROGRAM:
     Associate member; University of South Florida                 1993-Present
     School of Medicine, Tampa, FL 33612

PROFESSIONAL
ACTIVITIES:
     Autopsy Pathology
     Surgical Pathology
     Cytology
     Electron Microscopy
     Immunopathology
     Molecular biology

DEVELOPMENT OF
LABORATORIES:
     Electron microscopy Laboratory                                1983
     Immunopathology Laboratory                                    1984
     Molecular Biology Laboratory                                  1990

COMMITTEES
     Research committee: Responsibilities: reviews                 1987-1991
     of grants and research proposals Elmhurst
     Hospital, NY, NY

     Recruitment Committee Responsibiltiy:                         1991
     Position, Moffitt Cancer Center, Tampa, FL

     Search committee for Chairperson,                             1993
     Responsibility: Evaluation of candidates for
     chairmanship of the Dept. of Pathology at the
     University of South Florida, Tampa, FL  33612

     GI Program: Responsibility: Evaluation and                    1993
     presentation of surgical pathology cases for patient care decisions, Moffitt Cancer center, Tampa, FL

     OB/GYN Program: Responsibility: Evaluation                    1994-Present
     and presentation of surgical pathology cases for patient care decision, Moffitt Cancer
     Center, Tampa, FL

DIRECTORSHIP:
     Immunopathology Laboratory, Dept. of                          1983-1991
     Pathology, Elmhurst Hospital, Elmhurst, NY

     Immunopathology and Electron Microscopy,                      1984-1991
     Dept. of Pathology, Elmhurst Hospital,
     Elmhurst, NY

TEACHING:
     Medical students, Subject: Immunopathology;                   1983-1991
     small group discussions, Mount Sinai Medical
     Center, NY, NY

     Residents in Pahtology, Pathologists, MD's,                   1993-Present
     PhD's, technicians, postdoctoral fellow and
     Postdoctoral fellows Subjects: Surgical
     Pathology, Autopsy Pathology,
     Immunopathology, Electron Microscopy, and
     Molecular Biology, Elmhurst Hospital,
     Elmhurst NY and Moffitt Cancer Center at the University of South Florida, Tampa, FL

     Medical students Subject: Course in                          1983-1991
     Immunopathology, University of South
     Florida, Tampa, FL

     Pre-Med students, Subject: Role of sytokines in              1991-1995
     Endometrium, Role of T cells in invasion and Metastasis, Moffitt Cancer center at the University of South Florida

GRAND ROUNDS:
     "Role of T cells and cytokines in the                        Oct 1993
     pathobiology of neoplasia" University of South
     Florida, Tamp, FL

INDEPENDENT AND
COLLABORATIVE
RESEARCH

Study of association of human papillomavirus infection           1978-1980
     With dysplasia and neoplasia of cervix
Study of epithelial cells grown from human urine cultures
Ultrastructuralstudy of rhinoscleroma                            1980-1986
Ultrastructural study of T cells, B cells and
     dendritic cells in imprints
Developing a double staining method
Studying the distribution of lymphoid cells and HLA-DR
     in human endometrium
Ultrastructural study of HLA-DR molecules in human
     endometrium
Induction of HLA-DR molecules in human endometrial
     epithelial cells in vitro by IFN-gamma
Study of applicability of monoclonal antibodies to
     cytokeratins in the diagnosis of poorly differentiated
     tumors
Study of applicability of monoclonal antibodies to
     cytokeratins in the differential diagnosis of
     Paget's disease
Isolation and characterization of endometrial T cells            1988-1989
Study of contribution of lymphoid cells to endometrial
     proliferation
Study of interferon (beta)2 expression in human tumors
Study of induction of PGE2 in endometrial epithelial cells
     by IL-1
Study of modulation of IL-1  receptor by steroid  hormones
Study of IFN-gamma production by  endometrial  T cells
Study of  activation  markers of T cells in human
     endometrium
Probing immunoreactivity of human endometrium for dating

Study of leukocyte adhesion molecules in human                   1989-1990
     endometrium
Study of proliferation of lymphoid cells in human
     endometrium
Study of IL-1 induced HLA-Dr expresion in endometrial
     epithelial cells
Study of immunoreactivity of endometrium throughout
     menstrual cycle
Characterization of steroid-cytokine sensitive endometrial
     cells lines
Study of HLA-DR expression in endometrial epithelial
     cells induced by endometrial T cells
Development of nonradioisotpoic labeling technique of            1990-1991
     probes used in the southern blotting and in situ hybridization
Development of strategies to inhibit amplification of DNA
     contaminants of RNA preparations
Development of In situ PCR

Study of IL-1 alpha, IL-1(beta),  IRAP,  IL-6, and TGF-alpha     1991-1992
     gene and protein expression in human endometrium
     throughout the menstrual cycle
Study of TNF-alpha gene expression in human endometrium
Study of integrin molecules in human endometrium
     throughout the menstrual cycle
Study of the cell-cell and cytokine-cell interactions in
     normal and meoplastic endometrial and epithelial cells
Study of T cell mediated mechanisms of tumor metastasis          1992-1994
Study of the cytokine regulation of endometrial function
Identification of genes implicated in human implantation         1995-1997
     and infertility
Examination of the steroid regulation of TNF-alpha gene
     expression
Identification of TGF(beta)4 (ebaf) a novel gene of the TGFBeta superfamily of molecules. Application in the diagnosis of endometrial bleeding, infertility, and certain types of cancer

INVITED PRESENTATIONS

1. Invited by: Dr. Pondichery G. Satyaswaroop, Dept of Obstetrics and Gynecology, Milton S. Hershey Medical Center, The Pennsylvania State University, Hershey, PA. Title of the talk: "Ia expression in human endometrium". June 1985.
2. Invited by: Dr. Leopold G. Koss, Professor and Chairman, Dept of Pathology, Montefiore Medical Center, Bronx, NY. Title of the talk: "Induction of expression of HLA-DR molecules in glandular epithelial cells in vitro". August 1986.
3. Invited by: Dr. Susan Heyner, Albert Einstein Medical Center, Philadelphia, PA. Title of the talk: "Regulation of endometrial function by IFN-gamma. September 1987.
4. Invited by: Dr. Patricia Kilian, Hoffmann La Roche, Nutley, NJ. Title of the talk: "IL-1 induction of HLA-DR and IL-6 in human endometrium". October 1988.
5. Invited by: Dr. Shahla Masood, Dept of Pathology, University of Florida, Jacksonville, FL. Title of the talk: "Role of cytokines in human endometrium". November 1989.
6. Invited by: Dr. TM Fasy, Dept of Pathology, Mount Sinai Medical Center, NY, NY. Title of the talk: "Endometrium and cytokines". January 1990.
7. Invited by: Dr. Jeff Pollard, Albert Einstein College of Medicine, Bronx, NY. Title of the talk: "Regulation of endometrial function by IFN-gamma". January 1990.
8. Invited by: Dr. Erlio Gurpide to the "First conference on the primate endometrium". Title of the talk: "Potential roles of interferon-gamma in human endometrium". May 28, 1990. NY, NY.
9. Invited by: Dr. Robert M. Bigsby, Department of Obstetrics and Gynecology, Indiana University, Indiana: Title of the talk: "Evidence of T cell activation and potential cytokine action in human endometrium". Oct 31, 1990.
10. Invited by: Dr. Michael L. Shelanski, Department of Pathology College of Physicians and Surgeons of Columbia University. NY, NY. Title of the talk:
     "Role of endometrial T cells and interferon gamma in human endometrium". Jan. 31, 1991
11. Invited by: Dr. Santo Nicosia, Department of Pathology, University of South Florida Health Sciences Center, Tampa, FL. Title of the talk: "Cytokine interactions in human endometrium". April 12, 1991
12. Invited by: Dr. R. Mishell, USC School of Medicine, Women's Hospital to the Symposium on hormone replacement therapy and endometrial hyperplasia. Title of the talk: "Proliferation in human endometrium throughout the menstrual cycle. Evidence for the presence of specific microenvironments in human endometrium". Nov. 4, 1991, Baltimore, MD.
13. Invited by: Dr. K-D Shulz, University of Marburg to a conference entitled "Normal and pathological human endometrium-regulation of function and proliferation. Title of the talk: "Role of lymphoid cells and cytokines in creation of microenvironments in human endometrium", April 23-24, 1992. Marburg, Germany.
14. Invited by: Dr. Santo Nicosia, Dept. of Pathology, Moffitt Cancer Center at the University of South Florida to the 12th Annual Cancer Conference and Slide Seminar. Title of the talk: "Cytokines and Cancer", June 1992, Longboat Key, Florida.
15. Invited by: Dr. Firyal S. Kahn, Dept. of Obstetrics and Gynecology, The University of Texas Health Science Center at Houston, Houston, TX. Title of the talk: "Microenvironments in human endometrium: Potential regulatory roles of IFN-gamma." Oct. 13, 1992.
16. Invited by: Dr. David Lagunoff, Dept. of Pathology, St. Louis Univ., St. Louis, MO. Title of the talk: "Cytokine interactions in human endometrium". Nov 3, 1992.
17. Invited by: Dr. Hiroi to the VIII World Congress on In vitro Fertilization and Assisted Reproduction". Title of the talk: "Cytokine mediated induction of microenvironment in human endometrium". Also served as chairman for the session entitled "endometrium" Sept. 12-15, 1993. Kyoto, Japan.
18. Invited by: Dr. Bulleti to the Second Conference on Endometrium. Title of the talk: "Cytokine regulation of endometrial function. Sept. 20-22, 1993. Bologna, Italy.

19. Invited by Dr. HM Yamashiroya. Dept. of Pathology, University of Illinois, Illinois. Title of the talk: Regulatory roles of TNF-alpha in human endometrium. March 20, 1994.
20. Invited by Dr. Van Streirteghem to the 10th Annual Meeting of the European Society of Human Reproduction and Embryology. Title of the talk:
     "Regulatory roles of TNF-alpha in human endometrium". June 25-29, 1994. Brussels, Belgium.
21. Invited by: Dr. M. Adachi to the 4th US-Japan Joint Congress on Histochemistry and Cytochemistry. Title of the talk: "Implication of ectocytosis in IL-2 receptor expression, proliferation and apoptosis of human leukocytes" July 13-16, 1994, Maui, Hawaii.
22. Invited by: Dr. B. Hedon to the 15th World Congress on Fertility and Sterility. Title of Talk: Contribution of cytokines to apoptosis in ovary and endometrium. Sept. 17-22, 1995, Montepellier, France.
23. Invited by Dr. ME Weber to the symposium entitled "Endometrial markers in Health and Disease" sponsored by Wyeth-Ayerst Laboratories. Title of the
     Talk: Contribution of TNF-alpha and other genes to menstruation. May 31, 1996, Randor, Pennsylvania.
24.  Invited  by:  The  Organizer  of the  symposium"  The  Third  International
     Conference on the uterus: endometrium and myomterium". Title of the talks"Implantation; from basics to clinical", "Scientific communication in the 21st century". Chaired a session called "Angiogenesis and hemostasis". Oct. 14-16, 1996, NYU, New York, New York.
25. Invited by: Dr. Howard Jones: Title of the talk "Molecular lesions in infertility". Jones Institute. May 12, 1997, Norfolk, Virginia.
26. Invited by: Dr. Carlos Simon: International Symposium on Reproductive Medicine. "State of the Art of Human Implantation. Basic and Clinical Aspects". Title of the talks "Molecular lesions in infertility" and "Scientific communication in the 21st century". May 19, 1997 - May 20, 1997. Madrid, Spain.
27. Dr. Gerhard Leyendecker: International Ferring Symposium on Function and dysfunction of the Non-Pregnant Uterus. Title of the talk "Molecular lesions in infertility". Jones Institute. June 19-21, 1997, Schloss Reinhartshausen, Germany.
28.  Invited by: Dr. D. Carson:  International Symposium on Embryo Implantation:
     Molecular, Cellular and Clinical aspects, Title of the talk: "Molecular lesions in infertility".

20.  Tabibzadeh  S:   Contribution  of  cytokines  to  apoptosis  in  ovary  and endometrium. Sept. 1995, Montepellier, France.

21. Tabibzadeh S: Molecular lesions in infertility. Oct. 3-6, 1997, New Port Beach, California.

22. Tabibzadeh S: Genetic aspects of implantation failure in: State of the art of human implantation. Basic and clinical aspects. May 18-19, 1998, Madrid, Spain.

                          PAPERS PREVIEWED IN JOURNALS

Tabibzadeh SS, Santhanam U, Sehgal PB, May L: Cytokine-induced production of interferon beta2/interleukin-6 by freshly explanted human endometrium. Modulation by estradiol-17beta. J Immunol 142: 3134-3139, 1989 Previewed in the Journal of NIH Research 2, 64-68, 1990: A Boldily confluence: Endometrial cytokines and immune functions.

1997 Tabibzadeh S, Kong QF, Babknia A, May LT: Progressive rise in the expression of IL-6 in human endometrium during menstrual cycle is initiated during the implantation window. Mol Hum Reprod 10, 2793-2799, 1995. Journal of NIH Research 9, 41-46, Previewed in: Mammalian Implantation: A molecular conversation between mother and child.

                                  BOOK REVIEW

Immunofluorescence antigen detection techniques in diagnostic microbiology. Edited by E. Caul. Published by Eyre and Spottiswoods, Margate, London, England. Review published in Arch Pathol Lab Med (1994).

                                  BOOK EDITOR

Male  reproductive   medicine:   from  spermatogenesis  to  sperm  function  and
modulation of fertility. Edited by R.K. Naz and S. Tabibzadeh. Frontiers in Bioscience. Volume 1, Oct 1996, http://www.bioscince.org/current/special/mreprod.htm.

The endometrium: Editors; Stanley Glasser, S Tabibzadeh, John Aplin and Linda Guidice (1998)

                              BOOK AUTHOR (CD-ROM)

S Tabibzadeh:  Gross Tumor Pathology Atlas, 1997

                                 AUTHOR OF NEWS

Science News:  Frontiers in Bioscience:
http://www.bioscience.org/news/slist.htm

Computer News: Frontiers in Bioscience:
http://www.bioscience.org/ computer/list.htm.

                              AUTHOR OF DATABASES

S Tabibzadeh:  Gene knockout database:  Frontiers in Bioscience:
http://www.bioscience.org/knowckout/knochome.htm.

S Tabibzadeh, Nomula B Falcone: Tumor Atlas: Frontiers in Bioscience: http://www.bioscience.org/atlases/tumpath/tumpath.htm

S Tabibzadeh:  Amino Acid database:  Frontiers in Bioscience:
http://www.bioscience.org/urllists/aminacid.htm

S Tabibzadeh:  Heart Atlas:  Frontiers in Bioscience:
http://www.bioscience.org/atlases/heart/heart.htm

S Tabizadeh:  Journal name abbreviation
http://www.bioscience.org/atlases/jourabbr/list.htm

S Tabibzadeh:  Elements database
http://www.bioscience.org/urllists/eltdbidx.htm

                                  PUBLICATIONS

1.   Tabibzadeh  SS,  Koss  LG,  Molnar  J.  Romney  S:   Association  of  human
     papillomavirus with neoplastic processes in the genital tract of four women with impaired immunity. Gynecol oncol 12: 129-140, 1981

2. Tabibzadeh SS, Herz F, Koss LG: Fine structure of cultured epithelial cells derived from voided urine of normal adults. Virchows arch Cell Pathol 39:
     41-48, 1982

3. Tabibzadeh SS, :Human papillomaviruses, immonodeficiency and neoplasia of the female genital tract. Cytopathol 2: 6, 1983

4.   Thung SN, Gerber MA, Chen M-L,  Tabibzadeh SS, Mead JR, Price PM, Sells MA:
     Hepatitis  B  virus  markers  in  transfected  hepatic  cells.  Hepatology:
     Festschrift for Hans Popper. Chapter 6: 129-132, 1983

5.   Tabibzaden    SS,    Gerber    MA:    Applicability    of    imprints    to
     immunoultrastructural studies of lymphoid tissues. J Histochem Cytochem 33:
     884-890, 1985

6. Tabibzadeh SS, Ryback BJ, Falcone R: Concurent and non-contiguous squamous and transitional cell carcinoma of a bladder. St Sinai J Med 53: 129-133, 1986

7. Tabibzadeh SS, Gerber MA: Immunohistologic analysis of Lymphoid cells by a rapid double immuneoenzymatic labeling. J Immunol Methods 91: 169-174, 1986

8. Tabibzadeh SS, Bettica A, Gerber MA: Variable expression of Ia antigens in human endometrium and in chronic endometritis. Am J Clin Pathol 86:
     153-160, 1986

9. Tabibzadeh SS, Gerber MA, Satyaswaroop PG: Induction of HLA-DR antigen expression in human endometrial epithelial cells in vitro by recombinant gamma- interferon. Am J Pathol 125: 90-96, 1986

10. Tabibzadeh, SS, Mortillo S, Gerber MA: Immunoultrastructural localization of Ia antigens in human endometrium. Arch Pathol Lab Med 111: 32-37,, 1987

11. Shah KD, Tabibzadeh SS, Gerber MA: Comparison of cytokeratin expression inprimary and metastatic carcinomas: Diagnostic application in surgical pathology. Am J Clin Pathol 87: 708-715, 1987

12. Shah KD, Tabibzadeh SS, Gerber MA: Immunohistochemical distinction of Paget's disease from Bowen's disease and superficial spreading melanoma using monoclonal cytokeratin antibodies. Am J Clin Pathol 88: 689-695, 1987

13. Tabibzadeh SS, Satyaswaroop PG, Rao PN: Antiproliferative effect of interferon gamma in human endometrial epithelial cells in vitro: Potential local growth modulatory role in endometrium. J Clin Endocrinol Metab 67:
     131-138, 1988

14.  Gerber MA,  Sells MA, Chen M-L,  Thung SN,  Tabibzadeh  SS, Hood A, Acs GL:
     Morphologic,   immunohistochemical  and  ultrastructural  stufdies  of  the production of hepatitis B virus in vitro. Lab Invest 56: 1792-1799, 1988

15. Khavkin T, Tabibzadeh SS, : Infectious process in mouse lung after intranasal challenge with Coxiella burnetti. Histologic, immunofluorescent and electron microscopic study. Infection and Immunity 56: 1792-1799, 1988

16. Tabibzadeh SS, Santhanam U, Sehgal P, May L: Cytokine induced production of interferon (beta)2/IL-6 by freshly explanted human endometrial stromal cells: Modulation by estradiol-17(beta). Ann NY Acad Sci 557:543, 1988

17. Tabibzadeh SS, Shah KD: Application of a quick immuneoenzymatic labeling as an adjunct to frozen diagnosis. Am J Clin Pathol 91: 63-66, 1989

18. Tabibzadeh SS, Satyaswaroop PG: Differential expression of HLA-DR, HLA-DP and HLA-DQ antigenic determinants of the major histocompatibility complex in human endometrium. Am J Reprod Immunol Microbiol 18: 124-130, 1989

19. Tabibzadeh SS, Santhanam U, Sehgal PB, Mah L: Cytokine-induced production of interferon (beta)2/interleukin-6 by freshly explanted human endometrial stromal cells. Modulation by estradiol-17(beta) J Immunol 142: 3134-3139, 1989

20. Tabibzadeh SS, satyaswaroop PG: Sex steroid receptors in lymphoid cells of human endometrium. Am J Clin Pathol 91: 656-663, 1989

21.  Tabibzadeh   SS,   Poubouridis   D,  May  LT   Sehgal   PB:   Interleukin-6
     immunoreactivity  in  human  tumors.

     Am J Pathol, Rapid Communication 135:427-433, 1989

22. Gross FJ, Waxman JS, Rosenblatt MA, Tabibzadeh SS, Solodnik: Eosinophilic granuloma of the cavernous sinus. Ophtalmology 96: 462-467, 1989

23. Tabibzadeh SS, poubouridis D: Expression of leukocyte adhesion molecules in human endometrium. Am J Clin Pathol 93: 183-189, 1990

24.  Tabibzadeh   SS:   Proliferative   activity  of  lymphoid  cells  in  human
     endometrium  throughout the menstrual  cycle. J Clin  Endocrinol  Metab 70:
     437-443, 1990

25.  Tabibzadeh SS, Sivarajah S, Carpenter D, Ohlsson- Wilhelm BM,  Satyaswaroop
     PG: Modulation of HLA-DR expression in epithelial cells by interleukin 1 and estradiol-17(beta). J Clin Endocrinol Metab 71: 740-747 1990

26. Tabibzadeh SS: Immunoreactivity of human endometrium:Correlation with endometrial dating. Fertil Steril 54:624-631, 1990

27. Tabibzadeh SS: Evidence of T cell activation and potential cytokine action in human endometrium. J Clin Endocrinol Metab 71: 645-649, 1990

28. Tabibzadeh SS, Kaffka KL, Satyaswaroop PG, Kilian PL: IL-1 regulation of human endometrial function: Presence of IL-1 receptor correlates with IL-1 stimulated PGE2 produvtion. J Clin Endocrinol Metab 70: 1000-1006, 1990

29.  Tabibzadeh SS, Kaffka KL, Kilian PL,  Satyaswaroop  PG: EnCa101AE and ECC1,
     cell  lines  suitable  models  for  studying   cytokine  actions  in  human
     endometrium. In vitro Cell Dev Biol 26: 1173-1179, 1990

30. Tabibzadeh S: Induction of HLA-DR expression in endometrial epithelial cells by endometrial T cells: Potential regulatory role of endometrial T cells in vivo. J Clin Endocrinol Metab 73: 1352-1359, 1991

31. Tabibzadeh SS: Cytokine regulation of human endometrial functions. Ann NY Acad Sci 622: 89-98, 1991

32. Tabibzadeh S: Human endometrium; an active site of cytokine production and action. Endocr Rev 12: 272-290, 1991

33.  Tabibzadeh   SS,   U   Bhat,   X   Sun:    Generation   of   nonradioactive
     bromodeoxyuridine labeled DNA probes by polymerase chain reaction. Nucleic Acids Res 19: 2783, 1991

34. Tabibzadeh S: Distinct subsets of stromal cells confined to unique microenvironments in human endometrium throughout the menstrual cycle. Am J Rep Immunol 26, 5-10, 1991

35.  Tabibzadeh  S:  Ubiquitous   expression  of   TNF-alpha/Cachetin  in  human
     endometrium. Am J Re Immunol 26: 1-5, 1991

36. Satyaswaroop PG, Tabibzadeh S: Extracellular matrix and the patterns of differentiation of human endometrial carcinomas in vitro and in vivo. Cancer Res 51: 5661-5666, 1991

37. Pampfer S, Tabibzadeh S, Chuan F-C, Pollard JW: Molecular cloning of a novel transcript for colony stimulating factor-1 from human endometrial glands. Production of a transmembrane form of the protein. J Mol Endocrinol 5: 1931-1938, 1991

38. Tabibzadeh S: Pattersn of expression of integrin molecules in human endometrium throughout the menstrual cycle. Human Reprod 7: 876-882, 1992

39. Hunt JS, Chen H-L, Hu X-L, Tabibzadeh S: Tumor necrosis factor-alpha mRNA and protein in human endometrium. Biol of Reprod 47: 141-147, 1992

40. Tabibzadeh S, Sun XZ: Cytokine expression in human endometrium throughout the menstrual cycle. Hum Reprod 7: 1214-1221, 1992

41. Satyaswaroop PG, Tabibzadeh S: Endometriosis; etiology, pathogenesis and immune mechanisms. In: Immunology of Reproduction. Ed: R.K Naz immunology of Reproduction. CRC Press, Ann Arbor, Michigan 81-97, 1993

42. Tabibzadeh S, Sun XZ, Kong QF, Kasnic G, Miller J, Satyaswaroop PG: In vitro induction of a polarized microenvironment by T cells and IFN_gamma in three dimensional spheroid cultures of endometrial epithelial cells. Hum Reprod 8: 182-192, 1993

43. Tabibzadeh S: Role of cytokines and tumor-infiltrating leukocytes in the pathogiology and treatment of neoplasia. Reviews on Endocrine Related Cancer. 44:5-28, 1993

44.  Tabibzadeh  S,  Kong  QF,  Sun  XZ:   Regulatory   roles  of  TNF-alpha  on
     transepithelial   migration  of  leukocytes  and  epithelial   dyscohesion.
     Endocrine 1: 417-425, 1993

45. Tabibzadeh S: Microenvironments in human endometrium. Contribution of lymphoid cells and cytokines to their development. J Ass Reprod Genetics, Supp 10, 21, 1993

46. Hung YC, Tabibzadeh S, Satyaswaroop PG: The female reprodudtive system; Cell lines from ovary and uterus. In: Atlas of human tumor cell lines. Eds:
     RJ Hay, J-G Park, A Gazdar, Academic Press. Orlando, FL Chapter 14, 359-385, 1994

47. Tabibzadeh S: Cytokines and hypothalamicpituitary- ovarian-endometrial axis. Hum Reprod Updates 9: 947-967, 1994

48. Tabibzadeh S: Role of cytokines in endometrium and at the fetomaternal interface. Rep Med Rev 3: 11-28, 1994

49. Tabibzadeh S, Kong QF, Satyaswaroop PG, Zupi E, Marconi D, Romanini C, Kapur S: Distinct regional and menstrual cycle dependent distribution of apoptosis in human endometrium. Potential regulatory role of T cells and TNF-alpha Endocrine 2: 87-95, 1994

50. Tabibzadeh S: Microenvironments in human endometrium: Contribution of lymphoid cells and cytokines to their development. In: "Perspectives on Assisted reproduction. Eds: T Mori, T Aono, T Tomminage, H Hiroi. Ares-Serono Sumposia, Christengraf S.r.I. Rome, Italy" 219-225, 1994

51. Tabibzadeh S: Regulatory roles of IFN-gamma in human encometrium. Ann NY Acad Sci 734: 1-6, 1994

52. Tabibzadeh S, Kong QF, Babaknia A: Expression of adhesion molecules in human endometrial vasculature throughout the menstrual cycle. J Clin Endocrinol Metab 79: 1024-1032, 1994

53. Tabibzadeh S, Kong QF: Passive acquisition of leukocyte proteins is associated with changes in phosphorylation of cellular proteins and cell-cell adhesion properties. Am J Pathol 145: 930-940, 1994

54. Tabibzadeh S, Kapur S, Kong QF, Hiraishi K, Adachi M: Implication of ectocytosis in IL-2 receptor expression, proliferation, and apoptosis of human leukocytes. Acta Histochem Cytochem 27: 581-589, 1994

55. Tabibzadeh S: Cytokines and endometrial microenvironments. Seminars in Reprod Endocrinol 13: 133-141, 1995

56. Tabibzadeh S, Zupi E, Babaknia A, Liu R, Marconi D, Romanini C: Site and menstrual cyle-dependent expression of proeteins of the TNF receptor family, and BCL-2 oncoprotein and phase specific production of TNF-alpha in human endometrium. Hum Reprod 10: 277-286, 1995

57. Tabibzadeh S, Babaknia A, Kong QF, Zupi E, Marconi D, Romanini C, Satyaswaroop PG: Menstruation is associated with disordered expression of Desmoplakin I/II, cadherin/catenins and conversion of F to G action in endometrial epithelium. Hum Reprod 10: 776-784, 1995

58. Tabibzadeh S, Kong QF, Kapur S, satyaswaroop PG, Akotires K: TNf-alpha mediated dyscohesion of epithelial cells is associated with disordered expression of caherin/(beta)-catenin and disassembly of actin filaments. Mol Hum Reprod 10: 994-1004, 1995

59. Giacomini G, Tabibzadeh S, Satyaswaroop PG, Bonsi L, Vitale L, Bagnara GP, Strippoli P, Jansoni VM: Granulocyte macrophage colony-stimulating factor synthesis by endometrial epithelial cells in human nonpregnant uterus. Hum Reprod 12: 3259-3263, 1995

60.  Tabibzadeh  S, Kong QF, Kapur S, Leffers H, Ridley Am Aktories K, Celis JE:
     TNF-alpha  induces  dyscohesion  of  epithelial  cells.   Association  with
     disassembly of actin filaments. Endocrine 3: 549-556, 1995

61. Tabibzadeh S, Babaknia A: The signals and molecular pathways involved in implantation, a symbiotic interaction between blastocyst and endometrium involving adhesion and tissue destruction. Mol Hum Reprod 10: 1579-1602, 1995

62. Tabibzadeh S: Signals and molecular pathways involved in apoptosis with special emphasis on human endometrium. Hum Reprod Update 1: 303-323, 1995

63. Tabibzadeh S, Kong QF, Babaknia A, May LT: Progressive rise in the expression of IL-6 in human endometrium during menstrual cycle is initiated during the implantation window. Mol Hum Reprod 10: 2793-2799, 1995

64. Tabibzadeh S, Elzie J: A gene knockout database. Frontiers in Bioscience, http://www.bioscience.org 1995

65. Tabibzadeh S, Kapur S, Kong QF, Liu RY, Moldawer L, Rabb H, Matsumoto I, Gerke V: Expression of receptors of TNF-alpha, ICAM-1 and annexin family of molecules in leukocyte vesicles; Implication of vesicles as biologically active structural identities. Cell Vision 2: 301-309, 1995

66. Tabibzadeh S: Contribution of cytokines to apoptosis in the ovary and endometrium. In: Fertility and Sterility. Eds: Hedon B, Bringer J, Mares P 237-247, 1995

67.  Tabibzadeh S, Kapur S, Kong QF, Liu RY, Klein TW, Newton C, Torigoe T, Reed
     JC: Leukocyte vesicles as distinct  structural  identities.  Cell Vision 2:
     398-406, 1995

68. S. Tabibzadeh, Suvarna Nomula, B Falcone: An evolving tumor atlas. Frontiers in Bioscience, http://www.bioscience.org 1996

69. Khan-Dawood FS, Dawood MY, Tabibzadeh S: Immunohistochemical analysis of ovarian microanatony. Biol Reprod 54: 734-742, 1996

70. Tabibzadeh S: The signals and molecular pathways involved in human menstruation: a unique process of tissue destruction and remodeling. Mol Hum Reprod 2: 77-92, 1996

71. Tabibzadeh S, Kong QF, Babaknia A: Expression of the heat shock proteins in human endometrium during the menstrual cycle. Mol Hum Reprod 11: 633-640, 1996

72. Tabibzadeh S, Kothapalli R: From steroid signals to local regulatory factors involved in endometrial bleeding. Obstet Bynecol 70: 25-27, 1996

73.  Tabibzadeh:  Implantation: from basics to the clinics. Ann NY Acad Sci 828:
     131-136, 1997

74. Satyaswaroop PG, Tabibzadeh S: Endometrial carcinoma: Steroid hormones, growth factors and cytokins. In: Biology of Female Cancers. Eds: SP Langdon, WR Miller, A Berchuck CRC Press, NY, NY Chapter 12, 193-202, 1997

75. M. Gruidl, A Buyuksal, A Babaknia, A T Fazleabas, S Sivarajah, PG Satyaswaroop, S Tabibzadeh: The progressive rise in the expression of (alpha) crystallin B chain in human endometrium is initiated during the implantation window; Modulation of gene expression by steroid hormones. Mol Hum Reprod 3: 333-342, 1997

76. R. Kothapalli, I Buyuksal, S=Q Wu, N Chegini, S. Tabibzadeh: Detection of ebaf, a novel human gene of the TGF-(beta) superfamily; association of gene expression with endometrial bleeding. J Clin Invest 99: 2342-2350, 1997

77.  Tabibzadeh S: Molecular lesions in infertility. Hum Reprod (In Press)

78. Tabibzadeh S, Kothapalli R, Buyuksal I: distinct tumor specific expression of ebaf, a novel human gene of the TGF-(beta) superfamily. Front Biosci 2, a18-25, 1997 http://www.bioscience.org/1997/v2/a/tabibzad/list.htm PubMed
     No: 9230066

79.  Tabibzadeh   S,   Parsons  A,   Maroulis  G,   Shcenken   R,   Babaknia  A:
     Two-dimensional gel electrophroesis reveals a consistent profile for endometrial proteins throughout the menstrual cycle (Submitted)

80. Tabibzadeh S, Kong QF, Becker J: Endometriosis is associated with disturbed secretion of proteins and IL-10 into the peritoneal fluid. (Submitted)

81. Tabibzadeh S, Satyaswaroop PG: Temporal and site specific expression of the TGF-(beta)4 in human endometrium (Submitted)

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